Exhibit 10.1

INDEMNITY AGREEMENT
This Indemnity Agreement (the “Agreement”) is entered into as of March 12, 2018 (the “Effective Date”) by and between Pixelworks, Inc., an Oregon corporation (the “Corporation”), and the undersigned (“Indemnitee”).
RECITALS
A.It is essential to the Corporation to retain and attract as directors and officers the most capable persons available. The Corporation, however, is aware that the increase in corporate litigation subjects directors and officers to expensive litigation risks resulting from their service to the Corporation.
B.It continues to be the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law from the costs and expenses of such litigation risks. Additionally, the Corporation’s Sixth Amended and Restated Articles of Incorporation, as amended, and the Corporation’s Second Amended and Restated Bylaws (together, the “Organizational Documents”) require it to indemnify its officers and directors to the fullest extent permitted by the Oregon Business Corporation Act (the “Act”), which contemplates that contracts may be entered into between the Corporation and its directors and officers with respect to indemnification.
C.The Corporation and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Corporation.
D.Indemnitee does not regard the protection currently provided by applicable law, the Corporation’s governing documents and available insurance as adequate under the present circumstances, and Indemnitee and certain directors, officers, employees, agents and fiduciaries of the Corporation may not be willing to serve in such capacities without additional protection.
E.The Board of Directors of the Corporation (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Corporation’s shareholders and the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.
F.The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer free from undue concern for claims for damages arising out of or related to such services to the Corporation.
NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Corporation and Indemnitee agree as follows:
1.Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders a resignation in writing. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any other enterprise, as such term is defined in this Agreement) and Indemnitee. Indemnitee specifically acknowledges that his or her service to the Corporation or any of its subsidiaries or other enterprise is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment or similar agreement between Indemnitee and the Corporation (or any of its subsidiaries or other enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Corporation, by the Organizational Documents or the Act.
2.Definitions. As used in this Agreement:
a.The term “Proceeding” shall include any threatened, pending or completed suit or action, formal or informal investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise including, without limitation, as a witness, by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that a Proceeding shall only be deemed to exist with respect to any such third party corporation, partnership, joint venture, trust or other enterprise if such third party’s indemnification obligation to Indemnitee has been fully exhausted.
b.The term “Expenses” includes, without limitation: (i) expense of investigations, whether formal or informal, judicial or administrative proceedings or appeals, attorneys’ fees, expenses customarily incurred in connection with preparing to prosecute, defend, investigate or being or preparing to be a witness in, or otherwise participating in a Proceeding, and disbursements and any expenses of establishing a right to indemnification under Section 11, in each case actually and reasonably incurred by Indemnitee; (ii) expenses actually and reasonably incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement; (iv) any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in cooperating with the person, persons or entity making a determination concerning Indemnitee’s entitlement to indemnification; (v) in the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous; and (vi) reasonable compensation for time spent by Indemnitee in connection with any Proceeding for which Indemnitee is not compensated by the Corporation or any subsidiary or third party (x) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Corporation or any subsidiary and (y) if the rate of compensation and the estimated time involved is approved by the directors of the Corporation who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to the Corporation or any subsidiary. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
c.References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
d.For purposes of any determination of “good faith”, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or other enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or other enterprise in the course of their duties and whom Indemnitee believes to be reliable and competent in the matter presented, or on the advice of legal counsel for the Corporation or legal counsel to the applicable other enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Corporation in each case as to matters Indemnitee believes are within the person’s professional or expert competence, the other enterprise or the Board or any committee of the Board.  Indemnitee shall not be deemed to be acting in good faith if Indemnitee has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 2(d) unwarranted. The provisions of this Section 2(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct.

e.Expenses shall be deemed “reasonable” in the absence of clear and convincing evidence to the contrary if the written request for advancement of expenses is accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view.
f.The term “Change of Control” shall mean the occurrence of any of the following events:
i.the approval by shareholders of the Corporation of a merger or consolidation of the Corporation with any other corporation, or of a subsidiary of the Corporation with any other corporation, other than a merger or consolidation which would result in effective voting control over the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;
ii.the approval by the shareholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets;
iii.any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the total voting power represented by the Corporation’s then outstanding voting securities; or
iv.a change in the composition of the Board resulting in fewer than a majority of the directors being Incumbent Directors for two (2) consecutive years. “Incumbent Directors” shall mean directors who either (A) are directors of the Corporation as of the date hereof or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors who are either identified in clause (A) or identified as their successors elected under this clause (B).
3.Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all reasonable Expenses, judgments, fines and amounts paid in settlement incurred by Indemnitee in connection with such Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. For purposes of this Agreement, Indemnitee’s conduct with respect to an employee benefit plan of the Corporation for purposes Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to have been in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the interests of the Corporation.
4.Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor against all reasonable Expenses by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

5.Indemnification of Expenses of Successful Party.
a.Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
b.If any action, suit or proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith, and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, then Indemnitee shall be considered for the purposes hereof to have been wholly successful on the merits with respect thereto.
6.Additional Indemnification.
a.Notwithstanding any limitation in Sections 3, 4 or 5, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all reasonable Expenses, judgments, fines and amounts paid in settlement by Indemnitee in connection with such Proceeding; provided that no indemnity shall be made under this Section 6(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.
b.For purposes of Section 6(a) the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
i.to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act; and
ii.to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
c.If the indemnification provided in Sections 3, 4 and 5 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7, then in respect to any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Corporation, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
7.Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
a.for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;
b.for any transaction from which Indemnitee was adjudged liable on the basis that an improper personal benefit was improperly received by Indemnitee;

c.for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law or common law; provided, however, that, if the Corporation, in its sole discretion, determines that Indemnitee violated such law notwithstanding anything to the contrary stated or implied in this Section 7(c), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws;
d.if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy;
e.to the extent Indemnitee has entered a plea of guilty or has otherwise admitted guilt or liability for the action underlying a claim giving rise to the Proceeding; provided, however, that a settlement of the Proceeding, without a plea of guilty or nolo contendere, shall not (except as otherwise expressly provided by this Agreement) of itself adversely affect the right of Indemnitee to indemnification; or
f.in connection with any Proceeding (or part thereof) initiated by Indemnitee, or any Proceeding by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law or (iv) the Proceeding is initiated pursuant to Section 11 and Indemnitee is successful in whole or in part in such Proceeding.
8.Advances of Expenses.
a.The reasonable Expenses incurred by Indemnitee in any Proceeding shall be paid by the Corporation in advance at the written request of Indemnitee, if Indemnitee furnishes the Corporation a written affirmation and undertaking in the form attached as Exhibit A or such other form as meets the requirements of ORS 60.397 or successor statutes covering (i) Indemnitee’s good faith belief that Indemnitee is entitled to be indemnified by the Corporation under this Agreement and (ii) Indemnitee’s agreement to repay such advance to the extent that it is ultimately determined by a court that Indemnitee is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to Indemnitee’s ability to repay such expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee’s obligation to repay the Corporation shall be unsecured and no interest shall be charged thereon.
b.Indemnitee shall have the right to advancement by the Corporation, prior to the final disposition of any claim, of any and all reasonable Expenses relating to, arising out of or resulting from any claim paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within thirty (30) business days after any request by Indemnitee, the Corporation shall, in accordance with such request (but without duplication), (x) pay such Expenses on behalf of Indemnitee, (y) advance to Indemnitee funds in an amount sufficient to pay such Expenses or (z) reimburse Indemnitee for such Expenses.
9.Notification and Defense of Claim. As soon as practicable and within forty-five (45) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; provided, however, that the failure to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement unless the Corporation’s ability to participate in the defense of such claim was materially and adversely affected by such failure. With respect to any such Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

a.The Corporation will be entitled to participate therein at its own expense.
b.Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ separate counsel selected at Indemnitee’s sole discretion in such Proceeding, but the Corporation shall not be liable to Indemnitee under this Agreement, including under Section 8, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) Indemnitee reasonably concludes that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding or (ii) the Corporation does not employ counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in clause (i) above.
c.If two or more persons who may be entitled to indemnification from the Corporation, including Indemnitee, are parties to any Proceeding, the Corporation may require Indemnitee to engage the same legal counsel as the other parties. Indemnitee shall have the right to be consulted in the identification of common counsel to be employed. If following consultation Indemnitee still objects to counsel that has the approval of a majority of the other parties, then Indemnitee may employ separate legal counsel in such Proceeding, but the Corporation shall not be liable to Indemnitee under this Agreement, including under Section 8, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties and consultation on identity of counsel, unless Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Corporation to be represented by the same legal counsel, or between Indemnitee and the selected counsel.
d.The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any Proceeding the defense of which it assumes, except the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.
10.Procedure upon Application for Indemnification.
a.Any indemnification under Sections 3, 4, 5 or 6 shall be made no later than ninety (90) days after receipt of the written request of Indemnitee for such indemnification and shall not require that a determination be made in accordance with the Act by the persons specified in the Act that indemnification is required under this Agreement; provided, however, that, unless it is ordered by a court in an enforcement action under Section 11, no such indemnification shall be made if a determination is made within such ninety (90) day period by (i) the Board by a majority vote of a quorum consisting of directors who were not parties to such Proceeding or (ii) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that Indemnitee is not entitled to indemnification under this Agreement.
b.If the person or persons so empowered to make a determination pursuant to Section 10(a) shall have failed to make the requested determination within ninety (90) days of a written request to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.
11.Enforcement.
a.Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part or (ii) no disposition of such claim is made within ninety (90) days of a written request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting the claim. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 8 if the required affirmation and undertaking have been tendered to the Corporation) that Indemnitee is not entitled to indemnification under this Agreement, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including the Board or the Corporation’s shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, shall not be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.
b.In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct, and the Corporation may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any determination concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by Indemnitee in the applicable court.
c.The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
d.This Agreement shall be effective as of the date Effective Date, and this Agreement applies to any indemnifiable event that occurred prior to or after the Effective Date if Indemnitee was an officer, director, employee or agent of, or attorney for, Corporation, or was serving at the request of Corporation as a director, officer, employee or agent of, or attorney for, another corporation, partnership, joint venture, trust or other enterprise, at the time such indemnifiable event occurred.
e.The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
f.Without Indemnitee’s prior written consent, the Corporation shall not enter into any settlement of any Proceeding in which the Corporation is or could be jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
12.Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.
13.Non-Exclusivity and Continuity of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Organizational Documents, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee ceases to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

14.Monetary Damages Insufficient/Specific Performance. The Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Corporation hereby waives any such requirement of a bond or undertaking.
15.Maintenance of Liability Insurance.
a.For the duration of Indemnitee’s service as a director and/or officer of the Corporation, and thereafter for so long as Indemnitee shall be subject to any pending or possible claim, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Corporation that is at least substantially comparable in scope and amount to that provided by the Corporation’s current policies of directors’ and officers’ liability insurance. The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A- VI. The Corporation shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the requirement to use best efforts to obtain insurance and give directors and chance to review the proposal, the Corporation shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed).
b.If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
c.In the event of a Change of Control, the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six (6) years thereafter.
16.Trust Fund. The Corporation may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.
17.Information Sharing. The Corporation shall promptly provide to Indemnitee a complete copy of any information, filing, response to discovery request (whether formal or informal), or other similar delivery of information Corporation has made to any third party concerning any investigation, whether formal or informal, relating to Indemnitee.
18.Severability. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law.
19.Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

20.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
21.Entire Agreement. This Agreement constitutes the full, complete, and final agreement of the parties and supersedes all prior written or oral agreements between the Corporation and Indemnitee with respect to the matters set forth herein.
22.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom the notice or other communication was sent or (ii) if mailed by certified or registered mail with postage prepaid on the third (3rd) business day after deposit into the United States mail:
a.If to Indemnitee, at the address indicated on the signature page hereof, or to such other address as may have been furnished to the Corporation by Indemnitee.
b.If to the Corporation, to:
Pixelworks, Inc.
224 Airport Parkway, Suite 400
San Jose, CA 95110
Attn: Chief Executive Officer
Telephone: (408) 200-9200
Facsimile: (408) 200-9299

with a copy to:

Jorge A. del Calvo
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304-1115
Telephone: (650) 233-4537
Facsimile: (650) 233-4545
Email: jorge@pillsburylaw.com

or to such other address as may have been furnished to Indemnitee by the Corporation.
23.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.
24.Applicable Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the law of the State of Oregon. The parties agree that the U.S. District Court for the District of Oregon, or the Circuit Court of Multnomah County, Oregon will be the exclusive venue and shall have exclusive jurisdiction over any action at law relating to the subject matter or interpretation of this Agreement. The parties have considered all relevant factors relating to venue and jurisdiction with their respective counsel and have concluded that the courts of Oregon are the only appropriate choice for any litigation by and between the parties.
25.Successors and Assigns. This Agreement shall be binding upon the Corporation, its successors and assigns. The Corporation shall require, and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
26.Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect construction thereof.

[Signature Page Follows]

Indemnity Agreement - Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

INDEMNITEE:	PIXELWORKS, INC.
Name: Address:	By: Name: Title:

Exhibit A
Undertaking to Reimburse Advanced Expenses

I, _____________, hereby provide this undertaking pursuant to the requirements of ORS 60.391 and that certain Indemnity Agreement with Pixelworks, Inc. dated __________ ___, 20__ (the “Indemnity Agreement”).

I am involved in a proceeding covered by the Indemnity Agreement. I request that Pixelworks, Inc. pay for the reasonable expenses I incur in advance of the final disposition of that proceeding, and that Pixelworks, Inc. reimburse me any reasonable expenses I advance myself in the course of that proceeding.

In support of my request, I affirm as follows:

1.    I believe in good faith that I have met the standard of conduct described in ORS 60.391;

2.    I undertake here the general and unlimited obligation to repay advances if it is ultimately determined by a court that I did not meet the standard of conduct.

This undertaking is intended to meet, and shall be construed to meet, the requirements for an undertaking under ORS Section 60.397, and shall not be construed as extending beyond those requirements.

INDEMNITEE:
Name: Date: __________ ___, 20__

Exhibit B
ORS 60.391 - Statutory Standard of Conduct for Indemnification
60.391 Authority to indemnify directors.
(1) Except as provided in subsection (4) of this section, a corporation may indemnify an individual against liability incurred in a proceeding to which the individual was made a party because the individual is or was a director if:
(a) The conduct of the individual was in good faith;
(b) The individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least was not opposed to the corporation’s best interests; and
(c) In the case of a criminal proceeding, the individual did not have reasonable cause to believe the individual’s conduct was unlawful.
(2) A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b) of this section.
(3) Terminating a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or the equivalent of nolo contendere does not, of itself, determine that the director did not meet the standard of conduct described in this section.
(4) A corporation may not indemnify a director under this section in connection with:
(a) A proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
(b) A proceeding that charged the director with and adjudged the director liable for improperly receiving a personal benefit.
(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.
(6)(a) A corporation that provides indemnification to a director in accordance with the corporation’s articles of incorporation or bylaws may not amend the articles of incorporation or bylaws so as to eliminate or impair the director’s right to indemnification after an act or omission occurs that subjects the director to a proceeding or to liability for which the director seeks indemnification under the terms of the articles of incorporation or bylaws.
(b) Notwithstanding the prohibition set forth in paragraph (a) of this subsection, a corporation may eliminate or impair a director’s right to indemnification if at the time the act or omission occurred the corporation’s articles of incorporation or bylaws explicitly authorized the corporation to eliminate or impair the right after an act or omission occurs. [1987 c.52 §95; 2011 c.227 §1]